EXHIBIT 5.1




                     [LETTERHEAD OF MCDERMOTT, WILL & EMERY]




                                                             August 19, 1999


World Omni Lease Securitization L.P.
6150 Omni Park Avenue
Mobile, Alabama  36609


         Re: World Omni 1999-A Automobile Lease Securitization Trust Floating Rate Automobile Lease Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), World Omni 1999-A Automobile Lease Securitization Trust Floating Rate Automobile Lease Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), World Omni 1999-A Automobile Lease Securitization Trust Floating Rate Automobile Lease Asset Backed Notes, Class A-3 (the "Class A-3 Notes"), and World Omni 1999-A Automobile Lease Securitization Trust Floating Rate Automobile Lease Asset Backed Notes, Class A-4 (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes")

Ladies and Gentlemen:

         We have acted as special Illinois and New York counsel for World Omni Financial Corp., a Florida corporation ("WOFCO"), and World Omni Lease Securitization L.P., a Delaware limited partnership (the "Transferor"), in connection with the proposed offering by the Transferor of $330,000,000 initial principal amount of Class A-1 Notes, $310,000,000 initial principal amount of Class A-2 Notes, $249,000,000 initial principal amount of Class A-3 Notes and $182,472,000 initial principal amount of Class A-4 Notes, in each case to be issued pursuant to an Indenture, dated as of August 1, 1999 (the "Indenture"), between Harris Trust and Savings Bank, as indenture trustee (in such capacity, the "Indenture Trustee"), and Chase Manhattan Bank Delaware, a Delaware banking corporation, as owner trustee (in such capacity, the "Owner Trustee"). The Class A Notes are to be acquired by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters (collectively, the "Underwriters") named in the Underwriting Agreement (the "Underwriting Agreement"), dated August __, 1999, among the Transferor, Auto Lease Finance L.P., WOFCO and the Underwriters and offered by the Underwriters as provided in the Registration Statement on Form S-1 (File No. 33374455), filed with the Securities and Exchange Commission ("SEC") on March 16,



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1999, as amended by Amendment No. 1, filed with the SEC on August 19, 1999 (the
"Registration Statement").

         In connection with this opinion, we have relied as to matters of fact, without investigation, upon (a) certificates of public officials and others and
(b) the representations and warranties contained in the Securitization Trust Agreement (as defined in the Indenture) and the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the form of Indenture filed as
Exhibit 4.1 to the Registration Statement, including the form of each Class A Note attached thereto, and the form of Underwriting Agreement filed as Exhibit
1.1 to the Registration Statement.

         In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

         We have also assumed that the Securitization Trust Agreement, the Underwriting Agreement and the Indenture have each been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of each party thereto in accordance with its terms. In addition, we have assumed that each Class A Note, when issued, will conform to the form thereof attached to the Indenture, each Class A Note has been duly and validly executed and delivered in accordance with the terms of the Indenture and the Underwriting Agreement, and each Class A Note constitutes the legal, valid and binding obligation of the Issuer in accordance with its terms.

         Based upon and subject to the foregoing, it is our opinion that when each Class A Note is executed by Chase Manhattan Bank Delaware, as owner trustee, on behalf of the Issuer and is issued and authenticated by the Indenture Trustee, in each case in accordance with the terms of the Indenture, and sold and delivered to the Underwriters in accordance with the provisions of the Underwriting Agreement, it will be legally issued, fully paid and nonassessable.

         Our opinions expressed above are limited to the laws of the State of New York (excluding the state securities laws thereof), and we do not express any opinion herein concerning any other law. Specifically and without limiting the generality of the preceding sentence, we express no opinion herein as to the applicability of or compliance with any state securities laws, federal securities laws or other federal laws, including without limitation the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended. This opinion letter is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion letter is solely for the information of the addressees hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person, without our prior written consent. No one other than the addressees hereof is entitled to rely on this opinion letter.

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         We hereby consent to (a) the use of this opinion for filing as Exhibit
5.1 to the Registration Statement and (b) to the use of our name under the heading "Legal Matters" in the Prospectus included in the Registration Statement, as the same may be further amended and declared effective by the SEC.

                                              Very truly yours,

                                              /s/ McDermott, Will & Emery
                                              ----------------------------------
                                              McDermott, Will & Emery